Exhibit 10.2

MODIFICATION NUMBER ONE

TO UNCONDITIONAL GUARANTY

AND REAFFIRMATION OF UNCONDITIONAL GUARANTY

THIS MODIFICATION NUMBER ONE TO UNCONDITIONAL GUARANTY AND REAFFIRMATION OF UNCONDITIONAL GUARANTY (the “Agreement”), dated as of May 7, 2009, effective as of April 29, 2009 (the “Effective Date”) between ASBURY AUTOMOTIVE GROUP, INC., a Delaware corporation (“Guarantor”), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, “Lender”).

RECITALS

A. Guarantor has guaranteed (the “Guaranty”) to Lender the payment and performance of all obligations of Asbury Atlanta Jaguar, L.L.C., Asbury Atlanta LEX L.L.C., CN Motors, Ltd., C&O Properties, Ltd., CFP Motors, Ltd., Avenues Motors, Ltd., AF Motors, L.L.C., ALM Motors, L.L.C., Asbury-Deland Imports, L.L.C., Coggin Chevrolet L.L.C., Coggin Cars L.L.C., CH Motors, Ltd., HFP Motors L.L.C., Crown GPG L.L.C., Crown CHV L.L.C., Crown GHO L.L.C., Crown GDO L.L.C., Crown RIB L.L.C., Crown Motorcar Company L.L.C., Asbury Automotive Atlanta L.L.C., McDavid Irving-Hon, L.L.C., McDavid Plano-Acra, L.L.C., McDavid Austin-Acra, L.L.C., McDavid Houston-Hon, L.L.C., McDavid Houston-Niss, L.L.C. and Asbury Automotive Texas Real Estate Holdings L.L.C. (each referred to herein individually and collectively as “Borrower”) to Lender (collectively, the “Credit Facility”), including any renewals or modifications of the Credit Facility.

B. Lender and Borrower are negotiating a modification of the Credit Facility.

C. Borrower and Lender have agreed to modify the terms of the Credit Facility and in connection therewith, the Guaranty is being modified and must be reaffirmed.

In consideration of Lender’s continued extension of credit and the agreements contained herein, the parties agree as follows:

AGREEMENT

DEFINITIONS. Terms used in this Agreement which are capitalized and not otherwise defined herein shall have the meanings ascribed to such terms in that certain Master Loan Agreement between Lender, Wachovia Financial Services, Inc. and Borrower, dated as of June 4, 2008, as modified from time to time (the “Loan Agreement”).

MODIFICATIONS.

1. Section 5.1 of the Guaranty is hereby deleted in its entirety and the following new Section 5.1 is hereby substituted in lieu thereof:

“5.1 Debt Prior to Modified Covenant Triggering Event. Shall not create or permit to exist any Debt, including any guaranties or other contingent obligations. Notwithstanding anything set forth herein to the contrary: (a) Guarantor may create or permit to exist (i) any Debt evidenced by the Revolving Credit Facility or any refinancing, modification, renewal or amendment of the Revolving Credit Facility, including any increases in the aggregate principal amounts; (ii) a one time real estate term loan in an amount not to exceed $12,000,000.00 for the purpose of acquiring real estate or for any other purpose approved by Lender in its sole discretion, to be secured by real estate which is not included in the Collateral and to mature no earlier than the Term Loan Maturity Date, (iii) Debt existing as of March 31, 2009 which is set forth on Exhibit 5.1 hereof and all renewals and extensions thereof on substantially the same terms and conditions; and (iv) Floor Plan Debt; provided, however, that nothing contained in this Section 5.1 shall be deemed to modify Section 5.15 of the Loan Agreement; and (b) upon the occurrence of a Modified Covenant Triggering Event (as hereinafter defined), this Section 5.1 shall be null and void and of no further force and effect.”

2. The Loan Agreement is hereby amended by adding the following new Section 5.7 thereto:

“5.7 Debt Upon Occurrence of Modified Covenant Triggering Event. Shall not, at any time following the occurrence of a Modified Covenant Triggering Event, create or permit to exist any Debt, including any guaranties or other contingent obligations, that is secured by the Property (other than the Guaranteed Obligations) or is otherwise not permitted under the Revolving Credit Facility. Notwithstanding anything set forth herein to the contrary, Guarantor may create or permit to exist (a) any Debt evidenced by the Revolving Credit Facility or any refinancing, modification, renewal or amendment of the Revolving Credit Facility, including any increases in the aggregate principal amounts, and (b) any other Debt permitted under the Revolving Credit Facility or any refinancing, modification, renewal or amendment thereof; provided, however, that nothing contained in this Section 5.7 shall be deemed to modify Section 5.15 of the Loan Agreement.”

3. Section 6.3 of the Guaranty is hereby deleted in its entirety and the following new Section 6.3 is hereby substituted in lieu thereof:

“6.3 Total Leverage Ratio. Guarantor shall not, at any time following the occurrence of a Modified Covenant Triggering Event, permit its Total Leverage Ratio to be greater than 5.00 to 1.00. ‘Total Leverage Ratio’ means, as of any date of determination, for Guarantor, the ratio on such date of (a) Adjusted Total Debt to (b) Consolidated Pro Forma EBITDA.”

4. Section 6.6 “Definitions” of the Guaranty is hereby amended as follows:

(a) The definition of “EBITDA” is hereby deleted in its entirety and the following new definition of “EBITDA” is hereby substituted in lieu thereof:

“‘EBITDA’ means, for any Person, for any period, Net Income for such period, plus (a) the following to the extent deducted in the determination of Net Income and without duplication with items included in the adjustments under GAAP to Net Income in the determination of net income: (i) provisions for income taxes, (ii) non-floorplan interest expense, and (iii) non-cash income or charges, including depreciation and amortization expense and minus (b) to the extent included in the determination of Net Income, all gains or losses on repurchases of long-term debt.”

(b) The definition of “Fixed Charges” is hereby deleted in its entirety and the following new definition of “Fixed Charges” is hereby substituted in lieu thereof:

“‘Fixed Charges’ means, for any period of determination, the sum of (a) non-floorplan interest expense (but excluding all non-cash interest expense), (b) scheduled amortization of the principal portion of all funded Debt, (c) lease expenses, and (d) the cash portion of income taxes (but excluding income taxes associated with the gains on repurchases of long-term debt), in each case, for Guarantor and its Subsidiaries, determined on a consolidated basis.”

5. The Guaranty is hereby amended by adding the following new Section 14 thereto:

“14. Occurrence of Modified Covenant Triggering Event. Guarantor shall have the option, at any time after April 30, 2010, to request, in writing, that the covenants contained in Section 5.7 and Section 6.3 hereof commence and be deemed effective as of a date after April 30, 2010. Guarantor shall exercise such option, if at all, by written notice to Lender and Lender shall acknowledge such election by written notice to Guarantor within thirty (30) days of the date of Guarantor’s notice. If Lender fails to acknowledge, in writing, Guarantor’s exercise of the option contained in this Section 14 within such thirty (30) day period, Lender shall be deemed to have acknowledged such election as of the last day of said thirty (30) day period. For purposes of this Guaranty, a ‘Modified Covenant Triggering Event’ shall be deemed to have occurred as of the date set forth in Guarantor’s election notice or, if no such date is set forth in such notice, then on the last day of the month following the date Lender acknowledges or is deemed to have acknowledged Guarantor’s election of its option.”

REAFFIRMATION. The Guarantor hereby reaffirms all of the Guarantor’s liabilities, obligations, duties and responsibilities under and pursuant to the Guaranty, and said Guaranty shall continue in full force and effect as modified hereby, shall continue to guaranty the full, prompt and unconditional payment of the principal, interest and any other amounts to be paid by the Borrower and the full, prompt and unconditional performance of all of the covenants, agreements and obligations of the Borrower under the Loan Documents, as modified. Lender and Borrower are negotiating a modification of the Guaranteed Obligations (as defined in the Guaranty). Guarantor hereby reaffirms, by executing this Modification and Reaffirmation of Guaranty, (i) that following modification of the Guaranteed Obligations as may be agreed by Borrower and Lender, the Guaranty remains in full force and effect, including with respect to the amended Guaranteed Obligations; and (ii) that Guarantor’s reaffirmation will not be required as to further amendments to the Guaranteed Obligations as a result of this reaffirmation having been obtained.

ACKNOWLEDGMENTS AND REPRESENTATIONS. Guarantor acknowledges and represents that the Guaranty and other Loan Documents, as amended hereby, are in full force and effect without any defense, counterclaim, right or claim of set-off; that, after giving effect to this Agreement, no Event of Default under the Loan Documents has occurred, all representations and warranties contained in the Loan Documents are true and correct as of the Effective Date, all necessary action to authorize the execution and delivery of this Agreement has been taken; and this Agreement is a modification of an existing obligation and is not a novation.

MISCELLANEOUS. This Agreement shall be construed in accordance with and governed by the laws of the Jurisdiction as originally provided in the Loan Documents, without reference to the Jurisdiction’s conflicts of law principles. This Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter thereof and supersede all oral negotiations and prior writings with respect to the subject matter thereof. No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto. The illegality, unenforceability or inconsistency of any provision of this Agreement shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Agreement or the other Loan Documents. This Agreement and the other Loan Documents are intended to be consistent. However, in the event of any inconsistencies among this Agreement and any of the Loan Documents, the terms of this Agreement, and then the Guaranty, shall control. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto. LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO, INCLUDING LENDER BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM (A “DISPUTE”) THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (A) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (B) PUNITIVE OR EXEMPLARY DAMAGES. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY SUCH PROCEEDING, CLAIM OR CONTROVERSY, WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE. Final Agreement. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

ARBITRATION. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of or relating to the Loan Documents between parties hereto shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association (the “AAA”) and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, or claims arising from documents executed in the future, but shall specifically exclude claims brought as or converted to class actions. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements. Special Rules. All arbitration hearings shall be conducted in Charlotte, North Carolina. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein. Preservation and Limitation of Remedies. Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (a) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (b) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (c) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (d) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party’s entitlement to such remedies is a Dispute. Waiver of Jury Trial. THE PARTIES ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO JURY TRIAL WITH REGARD TO A DISPUTE.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Modification Number One to Unconditional Guaranty to be duly executed under seal as of the day and year first above written.

ASBURY AUTOMOTIVE GROUP, INC., a Delaware corporation

By:	/s/ Craig T. Monaghan
Craig Monaghan, its Senior Vice President and Chief Financial Officer

Accepted in Winston-Salem, North Carolina:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Kevin Nunley
Kevin Nunley, Vice President

State of Georgia

County of Gwinnet

Corporate Acknowledgment

On this day, before me, the undersigned, a Notary Public, duly commissioned, qualified and acting, within and for said County and State, appeared in person the within named Craig Monaghan, to me personally well known, who stated that he is the Senior Vice President and Chief Financial Officer of Asbury Automotive Group, Inc., a Delaware corporation, and is duly authorized in that capacity to execute the foregoing instrument for and in the name and behalf of said Corporation, and further stated and acknowledged that he had so signed, executed and delivered the foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal, this 7th day of May, 2009.

Janet Maxwell
(Printed Name of Notary)

My commission expires: April 4, 2010

(SEAL)

State of NC

County of Forsyth

Bank Acknowledgment

On this day, before me, the undersigned, a Notary Public, duly commissioned, qualified and acting, within and for said County and State, appeared in person the within named Kevin Nunley, to me personally well known, who stated that he is Vice President of Wachovia Bank, National Association, a national banking association, and is duly authorized in that capacity to execute the foregoing instrument for and in the name and behalf of said Bank, and further stated and acknowledged that he had so signed, executed and delivered the foregoing instrument on behalf of the Bank for the consideration, uses and purposes therein mentioned and set forth.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal, this 7th day of May, 2009.

Capria B. Whitlock
(Printed Name of Notary)

My commission expires: 11-5-2013

(SEAL)

EXHIBIT 5.1

DEBT EXISTING AS OF MARCH 31, 2009

LONG-TERM DEBT

Long-term debt consists of the following:

	As of
	March 31, 2009	December 31, 2008
	(In millions)
8% Senior Subordinated Notes due 2014 ($179.4 million face value, net of hedging activity of $5.3 million and $5.6 million, respectively)	$174.1	$173.8

7.625% Senior Subordinated Notes due 2017	143.2	143.2

3% Senior Subordinated Convertible Notes Due 2012 ($62.0 million face value, net of discounts of $6.9 million and $7.4 million, respectively)	55.1	54.6

Mortgage notes payable bearing interest at fixed and variable rates	176.3	177.5

Revolving credit facility	—	50.0

Other	0.5	0.6

	549.2	599.7

Less: current portion	(8.7)	(58.8)

Long-term debt	$540.5	$540.9